UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2009
ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices, including zip code)
(206) 801-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On June 22, 2009, Oncothyreon Inc. (the “Company”) issued a press release announcing that Merck KGaA of Darmstadt, Germany, has initiated a global Phase 3 trial of Stimuvax in patients with hormone receptor-positive, locally advanced, recurrent or metastatic breast cancer. The Phase 3 trial, named STRIDE (STimulating immune Response In aDvanced brEast cancer), is anticipated to enroll more than 900 patients at approximately 180 sites in over 30 countries – including North America, Europe, Asia and Australia. Stimuvax is an investigational therapeutic cancer vaccine being developed by Merck KGaA under a license agreement with the Company.
     The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:

Exhibit
Number	Description

99.1	Press Release of the Company dated June 22, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman, M.D.
Robert L. Kirkman, M.D.
Chief Executive Officer and President

Date: June 22, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated June 22, 2009.